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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 -------------


                                   FORM 8-K/A



                  Current Report Pursuant to Section 13 or 15(d)
                      of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):              October 18, 1996

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                             MONTEREY PASTA COMPANY
                (Exact Name of Registrant as Specified in Charter)



        DELAWARE                     0-22534-LA                 77-0227341
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
    of Incorporation)                                     Identification Number)


                         353 Sacramento Street, Suite 500
                             San Francisco, CA 94111
                      (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (415) 397-7782


                               Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


This Current Report, including exhibits, contains 4 pages. The Exhibit Index is located on page 3.



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Item 4 of the Company's Form 8-K is hereby amended and restated to read, in its entirety, as follows:


Item 4.1

On October 18, 1996, Deloitte & Touche LLP ("D&T") resigned as independent public accountants for Monterey Pasta Company (the "Company"). D&T's report on the Company's financial statements for 1995 (1) did not contain an adverse opinion or a disclaimer of opinion and (2) was not qualified or modified as to uncertainty, audit scope or accounting principles.

D&T advised the Company that its recent registration statement on Form S-3, should be amended due to recent changes in management and deterioration of operations. Also, the 1995 financial statements incorporated by reference in that registration statement should include subsequent events disclosures, regarding such deterioration in operations and management's plans with respect to these events. D&T will need to evaluate whether or not to modify its report on the 1995 financial statements to refer to possible substantial doubt regarding the company's ability to continue as a going concern. At this time, D&T has not evaluated management's plans and actions concerning changes relating to future business operations.

There were no disagreements with D&T on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedure.

D&T is authorized to respond fully to the inquiries of the successor accountant.

The Company provided a copy of the disclosure made herein to D&T. D&T prepared a letter in response regarding allegations of potential violations by Board members of the Company's policy on insider trading.


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In response to D&T's letter, dated October 31, 1996 and received November 1,
1996, the Company notes that D&T first notified the Board of Directors of the Company of its concerns about alleged potential violations of the Company's policy on insider trading by three of the Company's directors on October 18, 1996, the day it resigned as the Company's independent public accountants.

The Company held a special Board meeting on October 24, 1996 to discuss D&T's statements. At that time, the relationship between the Company and its former securities counsel had terminated and the Company had not yet retained new securities counsel. Accordingly, the Board authorized Kenneth A. Steel, Jr., the Company's newly appointed Chief Executive Officer, to conduct a preliminary investigation of D&T's concerns, and to retain new outside securities counsel to confirm the results of such investigation and to make recommendations as to whether changes in the Company's policy on insider trading are appropriate.

Mr. Steel conducted a preliminary investigation of trades by current directors of the Company from July 1 through November 6, 1996. In this period, shares of the Company's stock were sold by brokers in the accounts of two directors, each pursuant to margin calls under pre-existing margin arrangements. Such sales, though involuntary, violated the Company's policy which allows sales by officers and directors in each fiscal quarter only during the thirty day period commencing three days after the release of financial results for the prior quarter.

Mr. Steel's preliminary investigation also revealed that the involuntary sales by one of the two directors caused a violation of Section 16(b) of the Securities Exchange Act of 1934. Such director has agreed to reimburse the Company as required under such act.

On October 30, 1996, the Company retained Gray Cary Ware & Freidenrich ("GCWF") as securities counsel. GCWF is conducting a further investigation to confirm the results of Mr. Steel's preliminary investigation and to cover prior periods and ex-officers and ex-directors and is revising the Company's insider trading policy to prohibit officers and directors from entering into any future transactions that could result in margin trades in the Company's stock. The results of GCSF's investigation and this revised policy are to be submitted to the Board at its next meeting curently scheduled for December 5, 1996.



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Item 4.2

The Company's Board of Directors has engaged the firm of BDO Seidman, LLP as its independent public accountants effective October 25, 1996. The Company has not discussed any accounting or audit issues with BDO Seidman, LLP during the past two years.


ITEM 5.

Stephen J. Kennedy resigned as Vice President and Chief Financial Officer of the Company effective November 8, 1996.


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MONTEREY PASTA COMPANY
                                       (Registrant)


Date: November 8, 1996                  By: /s/ KENNETH A. STEEL, JR.
                                           -----------------------------------
                                            Kenneth A. Steel, Jr.
                                            Chief Executive Officer



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                                EXHIBIT INDEX



      Exhibit No.               Description
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          16.1                  Letter from Deloitte & Touche LLP
                                dated October 31, 1996.